                                     Three months ended      Six months ended
                                       September 30,            September 30,

                                   ----------------------
----------------------
                                      2000        1999         2000
1999
                                  ----------   ----------   ---------
----------
Net income as reported . . . . .  $ (118,000)  $1,235,000   $ 313,000
$2,251,000
                                   =========    =========   =========
=========

BASIC:
    Weighted average number of
      common shares outstanding. . 5,074,039    4,809,989   5,072,103
4,805,199
                                   =========    =========   =========
=========
  Basic net income per share . . .    $(0.02)      $ 0.26      $ 0.06       $
0.47
                                   =========    =========   =========
=========


DILUTED:
  Common and common equivalent shares
  outstanding:
    Weighted average number of
      common shares outstanding. . 5,074,039    4,809,989   5,072,103
4,805,199
    Common stock equivalents from
      options computed on the
      treasury-stock method using
      the average fair market
      value of common stock
      outstanding during the
      period . . . . . . . . . . .   139,067      324,139     180,349
271,835
                                   ---------    ---------   ---------
---------
    Shares used in the
      computation. . . . . . . . . 5,213,106    5,134,128   5,252,452
5,077,034
                                   =========    =========   =========
=========

  Diluted net income per share . .    $(0.02)      $ 0.24      $ 0.06       $
0.44
                                   =========    =========   =========
=========

